Exhibit 99.1
Biolase Technology (BLTI) June 11, 2009

Safe Harbor Statement This presentation may contain forward-looking statements that are based on our current expectations, estimates and projections about our industry as well as management's beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include projections about our future earnings and margins and speak only as of the date hereof. Such statements are based upon the information available to us now and are subject to change. We will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. The important factors which could cause actual results to differ materially from those in the forward-looking statements include, among others, a downturn or leveling off of demand for our products due to the availability and pricing of competing products and technologies, quality issues and parts supplied by third parties, general market and political conditions, a domestic economic recession or slow down, the volume and pricing of product sales, our ability to control costs, intellectual property disputes, the effects of natural disasters and other events beyond our control and other factors including those detailed in BIOLASE's filings with the Securities and Exchange Commission including its prior filings on Form 10-K and Form 10-Q.

Agenda Briefly, What is a Laser Benefits of Laser-Assisted Dentistry How the Waterlase Works Turbo - Recent Cutting Speed Breakthrough! How the Turbo Works Historic Financial and Growth Issues Q1 - A Pivotal Turning Point Summary

Briefly, What is a Laser A laser is a very narrow, intense beam of electro-magnetic radiation Lasers are usually named after the material which produces the radiation. eg: Argon, HeNe, NdYAG, CO2, ErCrYSGG, ErYAG, Diode Its properties depend on its wavelength. Lasers exist over many wavelengths: Ultra Violet Radiation (less than 400nm) Visible Light (between blue 400nm and red 700nm) Infra-Red (heat) Radiation (from 800nm to 10,000nm)

Types of Laser Traditional Hot - Cutting lasers Almost all dental lasers are infra red - they cut with heat radiation Such as Diodes, NdYAG, CO2, Therefore only indications for 'hot' lasers are for soft tissue enamel, pulp & bone is damaged by heat Revolutionary Cold - Cutting Lasers Erbium family of lasers which use technology of adding water spray to infra-red laser to cold-cut with energised water Such as ErYAG and ErCrYSGG (Waterlase) These are the only lasers which can be used on enamel, dentin and bone. Biolase holds the dental patents on cold cutting lasers They can also be used on soft tissue...and are the best for many uses as they preserve more tissue

Diode Laser Hard & Soft tissue Laser

Benefits of Laser-Assisted Dentistry In short - competitive advantage / differentiation and more revenue More efficient - shorter procedure time and more procedures per visit More patients - happier patients who stay and do more and referrals More procedures - often previously neglected or outsourced Technically proven points with references you can find later: More comfortable in-chair experience for your patients 1 Reduces the anxiety and fear of dentistry 2 Fewer shots, less anesthesia 3 Minimal or no bleeding in most cases 4 Less post operative swelling - faster healing 5 Reduced chance for post operative infection 6 More precise and selective tissue reduction 7 More comfortable alternative for children and phobic patients 8 Minimal pain, inconvenience, discomfort for patients and staff 9 More procedures per visit (less appointments for the patient!) 10

References to Patient Benefits
(There is significant literature)

1. Christensen H. Survey and research data conducted with statistically significant sample of independent dental sites, laser owners and non-owners. March 2005. Richter7, Salt Lake City, UT.
2. Dederich D, Bushick RD. Lasers in dentistry: Separating science from hype. J Am Dent Assoc 2004: 135: 204.
3. Walinski CJ. Dental lasers: possibilities and benefits. Journ Mass Dent Soc
4. Rizoiu IM, et al. Effects of an Er,Cr:YSGG laser on mucocutanous soft tissues. Oral Surg Oral Med Oral Pathol Oral Radiol Endod 1996: 82:386-95.
5. Kimura Y, et al. Effects of an Er,Cr:YSGG laser irradiation on canine mandibular bone. J Periodontol 2001: 72: 1178-1182.
6. Schoop U, Kluger W, Moritz A, et al. Sperr W. Bactericidal effect of different laser systems in the deep layers of dentin. Lasers Surg Med 2004: 35 (2):111-6.
7. Eversole LR, Rizoiu IM. Preliminary investigations on the utility of an Er,Cr:YSGG laser. CDA Journal 1995: 12: 41-47.
8. Jacboson B, Berger J, Kravitz R, Patel P. Laser pediatric crowns performed without anesthesia: a contemporary technique. J Clin Pediatr Dent. 2003 Fall;28(1):11-2.
9. Gater L. Why lasers, why now? AGD Impact, May 2005.
10. Tracey R. Rekindle your practice with laser light. Dental Economics, August 2005.

waterlase dentistry

How does Waterlase cut Soft Tissue? A cold laser works by specific Biolase patented combination of wavelengths at high speed, absorbed in micro particles of water, which become vapor

Zone of Necrosis: The depth of tissue damaged around cut Waterlase: 5-10 Cell layers Diode laser: 15-25 Cell layers Scalpel: 100-300 Cell layers Electrosurgical Unit: 1000 - 1500 cell layers

Benefits of Laser Assisted Soft Tissue Dentistry Reduced zone of necrosis ^ Less tissue damage ^ less hystamine release ^ less swelling ^ less damaged tissue to repair ^ faster healing. Ability to do implants and other procedures immediate versus a week to see how healing progresses and re-growth occurs (one-visit dentistry) Because of the small amount of tissue damaged in the cut, tissue healing is predictable - margins stay where they are cut. The laser cauterizes as it cuts so no bleeding and great visibility of the treatment site. It can be used to control accidental bleeding arising from conventional treatments. The laser sterilizes as it cuts, promoting faster healing and reducing the risk of bacterial contamination and infection in a wound. A strong indication in Perio treatment. The laser promotes healing by Low Level Laser Therapy (LLLT) or Biostimulation

Laser Surgery Changes the Healing Process Barrier Clot Inflammation Tissue Regeneration Tissue Remodeling Tissue Regeneration Tissue Remodeling Normal Healing Cascade Laser Wound Healing Cascade Injury Healing Complete Healing Complete

Advantages of Laser-Assisted Hard Tissue Dentistry In short - $300 to $600 per day More procedures More patients More efficient In more detail: Avoids sound and vibration of drill Most cases without injection Quicker procedure More procedures in a shorter period of time Less use of antibiotics and painkillers No post operative swelling Surgery cases without sutures Avoid referral of procedures out of the practice Increased hourly rate, turnover and productivity Decreased stress Practice builder ....above all, its better dentistry...

A bur vs laser cut on your enamel (hardest surface of the tooth) Visible microfractures Drill Waterlase SEM's courtesy of Loma Linda University School of Dentistry, Loma Linda, California, USA Bur cut Laser cut Note smooth smear layer of cut enamel and microfractures leads to bonding with smeared particles Laser cut gives 50% increase in bond strength with bonding to the core tooth structure Scanning Electron Microscope Photographs at x5000

A bur vs laser cut in dentin (the hard tissue inside of the tooth) Waterlase SEM's courtesy of Loma Linda University School of Dentistry, Loma Linda, California, USA Scanning Electron Microscope Photographs at x5000 Bur cut Laser cut Note smear layer obscuring Dentin and microfractures Note clean dentin surface with tubules open

Why a Mechanical Drill Gets Dull? Metal Bur Fragments Left in Your Teeth Metal Bur Fragments Left in Your Teeth Metal Bur Fragments Left in Your Teeth Scanning Electron Microscope Photographs at x561 Bur fragments embedded in tooth structure SEM courtesy of University of Adelaide

How the Waterlase Cuts Hard-Tissue

Sub-ablative disruption

6/11/2009 10 Introducing Waterlase MD Turbo! Comparable speed to high speed drill Top reason for historic delay in purchase

How the Waterlase MD Turbo Works Maximum power density is moved away from tip surface; Beam divergence is less with TURBO, making deep cutting easier. Actual aiming laser beam

How the Waterlase MD Turbo Works Screening effect of the ablation particles is significantly less with TURBO - more laser power is actually reaching the tooth surface. Tip over tooth surface at the end of laser pulse

Complimentary Handpieces MD Gold Handpiece MD Turbo Handpiece Fast hard-tissue cutting (e.g., Class I & II Cavity Preps, Crown Preps) u Faster soft-tissue cutting u Sub-gingival (e.g., Closed Flap Crown Lengthening) u Root canal disinfection u Inter-proximal or other crowded areas u Very small cuts, such as pits & fissures u 6/11/2009 13 Note: Not a comprehensive list

Size of Market Market Potential United States * International ** (excl. developing) Total Number of Dentists 160,000 500,000 760,000 Global Installed Base 7,000 Current Penetration of Market <1% or <$0.6 Billion

Biolase Historic Issues Key historic financial issues: International direct sales businesses without enough volume to support infrastructure A historic distribution deal was cut without solid minimums, splitting margins and retaining infrastructure costs High cost structure and multiple legal cases dragging on A historic high spending environment Issues drained management time from focus on growth Key historic growth issues: Need for solid support and training Need for faster cutting speed Needed to win mind-share of distributor sales force International distributors not always qualified and were losing level of engagement Value proposition not clear to dentists / luxury image

Q1 - 2009 Pivotal Turning Point BOD names new CEO March 5 / semi-weekly meetings begin Closer CEO relationship established with greater time commitments Key financial solutions: International direct sales businesses shifted to Henry Schein Radical restructuring of Schein agreement with minimums Cleaned all to be cleaned on costs and legal cases A drastic shift toward a lower cost philosophy Success allows more time to focus on growth and future Key growth issues: Support and training enhanced over last year Cutting speed addressed with Turbo Mind-share of distributor progress made with agreement, better service, support and training, and new programs just launched International distributor changes and getting re-engaged Messaging to dentists clarified stronger focus on applications and strong practical return on investment

Summary We have a strengthened partnership with the largest and most successful force in global dentistry, Henry Schein, who did thorough due diligence before selecting Biolase as their laser of choice with fixed minimums We have a newly developed faster cutting technology that overcomes a major historic barrier to the purchase decision We have survived the most difficult quarter in the Company's history and emerged with a new model and philosophy that is generating cash At the end of the first quarter, cash balances were $1.8 million. At the end of May, cash balances were $2.4 million Despite the challenging environment, we fully intend to maintain our worldwide market share lead in laser dentistry with approximately $4 million in R&D Biolase is debt free The stronger relationship with Schein and our new programs and cost structure position us for greater profitability and growth as the economy improves

Thank You.